Viacom Inc. and Subsidiaries
                      Computation of Net Earnings Per Share

                                                                     Three months ended March 31,
                                                                     ----------------------------
                                                                           1997       1996
                                                                           ----       ----
                                                               (In millions, except per share amounts)
Earnings:
Earnings (loss) from continuing operations ......................        $ (23.8)    $  19.4
Cumulative convertible preferred stock dividend requirement .....           15.0        15.0
                                                                         -------     -------
Earnings (loss) from continuing operations attributable to
      common stock ..............................................          (38.8)        4.4
Earnings from discontinued operations, net of tax ...............            5.1         8.4
                                                                         -------     -------
Net earnings (loss) .............................................        $ (33.7)    $  12.8
                                                                         =======     =======

Primary Computation:
Shares:
     Weighted average number of common shares outstanding .......          352.5       370.0
     Common shares potentially issuable in connection with:
         Stock options and warrants (a) .........................           --           4.7
         Preferred Stock (b) ....................................           --          --
                                                                         -------     -------
     Weighted average common shares and common share
         equivalents ............................................          352.5       374.7
                                                                         =======     =======

Net earnings per common share:
      Earnings (loss) from continuing operations ................        $ (0.11)    $  0.01
      Earnings from discontinued operations, net of tax .........           0.01        0.02
                                                                         -------     -------
      Net earnings (loss) .......................................        $ (0.10)    $  0.03
                                                                         =======     =======

Fully Diluted Computation:
Shares:
     Weighted average number of common shares outstanding .......          352.5       370.0
     Common shares potentially issuable in connection with:
         Stock options and warrants (a) .........................           --           5.0
         Preferred Stock (b) ....................................           --          --
                                                                         -------     -------
     Weighted average common shares and common share
              equivalents .......................................          352.5       375.0
                                                                         =======     =======

Net earnings per common share:
     Earnings (loss) from continuing operations .................        $ (0.11)    $  0.01
     Earnings from discontinued operations, net of tax ..........           0.01        0.02
                                                                         -------     -------
     Net earnings (loss) ........................................        $ (0.10)    $  0.03
                                                                         =======     =======

(a) Common share equivalents had a dilutive effect on net earnings from continuing operations per share for the first quarter ended March 31, 1996 and therefore were included in the primary and fully diluted earnings per share computation. Common share equivalents had an anti-dilutive effect on net loss from continuing operations per share for the first quarter ended March 31, 1997, and therefore were not included in the primary and fully diluted earnings per share computation.

(b) For the first quarters ended March 31, 1996 and 1997, the assumed conversion of Preferred Stock had an anti-dilutive effect on earnings per share, and therefore was excluded from the fully diluted earnings per share computation.